Exhibit 99.2

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 15, 2017, Concurrent Computer Corporation (“Concurrent” or the “Company”) completed the sale of certain assets primarily related to its “Linux and Real-Time” business (the “Disposition”) to Real Time, Inc. (“Buyer”), a wholly-owned subsidiary of Battery Ventures, for a purchase price of $35.0 million, subject to adjustment based on the level of working capital as of the closing date. The Company received $30.2 million in cash on May 15, 2017 (subject to an adjustment for estimated working capital) and will receive an additional $2.8 million upon receipt of French regulatory approval for the European operations of the Company’s “Linux and Real-Time” business. The Disposition was completed in accordance with the asset purchase agreement between Concurrent and Buyer, dated May 15, 2017.

The following unaudited pro forma condensed consolidated financial statements give effect to the Disposition, the receipt of net proceeds from the Disposition, and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. These adjustments are based upon information and assumptions available at the time of the filing of this financial information on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from the Company’s historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, expected to have a continuing impact on the consolidated results. Actual adjustments, however, may differ materially from the information presented.

The unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of the future financial performance and results of operations of the Company.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 gives effect to the Disposition and adjustments as if it occurred on the date of the balance sheet.

The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended June 30, 2015 and 2016 and six months ended December 31, 2016, give effect to the Disposition and adjustments as if they had occurred on July 1, 2014 and carried forward through the latest period presented.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical audited consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended June 30, 2016 and its Quarterly Report on Form 10-Q for the three months ended December 31, 2016.

The unaudited condensed consolidated pro forma financial statements are prepared in accordance with Article 11 of Regulation S-X.

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2016

	As Reported	Sale of Real-time Business		Proceeds from Sale		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$18,804	$-		$25,291	(b)	$44,095
Accounts receivable, net	7,896	5,250	(a)	-		2,646
Inventories	2,001	815	(a)	-		1,186
Prepaid expenses and other current assets	1,220	293	(a)	4,800	(b)	5,727
Total current assets	29,921	6,358		30,091		53,654

Property and equipment, net	2,763	397	(a)	-		2,366
Deferred income taxes, net	820	784	(a)	-		36
Other long-term assets, net	1,281	667	(a)	-		614
Total assets	$34,785	$8,206		$30,091		$56,670

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,908	$2,454	(a)	$993	(c)	$4,447
Deferred revenue	6,605	4,575	(a)	-		2,030
Total current liabilities	12,513	7,029		993		6,477

Long-term liabilities:
Deferred revenue	708	635	(a)	-		73
Pension liability	3,558	-		-		3,558
Other long-term liabilities	2,001	897	(a)	-		1,104
Total liabilities	18,780	8,561		993		11,212

Commitments and contingencies

Stockholders' equity:
Series preferred stock	-	-		-		-
Class A preferred stock	-	-		-		-
Common stock	93	-		-		93
Capital in excess of par value	211,521	-		-		211,521
Accumulated deficit	(194,625)	(2,727	)(a)	29,098	(c)	(162,800)
Treasury stock, at cost; 37,788 shares	(255)	-		-		(255)
Accumulated other comprehensive income (loss)	(729)	2,372	(a)	-		(3,101)
Total stockholders' equity	16,005	(355)		29,098		45,458
Total liabilities and stockholders' equity	$34,785	$8,206		$30,091		$56,670

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Statement of Operations

For the Six Months Ended December 31, 2016

	As Reported	Sale of Real-Time Business		Pro Forma
Revenues:
Product	$18,105	$10,749	(d)	$7,356
Service	10,558	5,558	(d)	5,000
Total revenues	28,663	16,307		12,356

Cost of sales:
Product	7,869	4,722	(d)	3,147
Service	4,162	1,787	(d)	2,375
Total cost of sales	12,031	6,509		5,522
Gross margin	16,632	9,798		6,834

Operating expenses:
Sales and marketing	8,843	3,091	(d)	5,752
Research and development	6,123	2,066	(d)	4,057
General and administrative	4,657	283	(d)	4,374
Total operating expenses	19,623	5,440		14,183
Operating income (loss)	(2,991)	4,358		(7,349)

Interest income	40	(4	)(d)	44
Interest expense	(4)	-		(4)
Other income (loss), net	170	(37	)(d)	207
Income (loss) before income taxes	(2,785)	4,317		(7,102)

Provision (benefit) for income taxes	231	230	(d)	1
Net income (loss)	$(3,016)	$4,087		$(7,103)

Net income (loss) per share
Basic	$(0.33)			$(0.77)
Diluted	$(0.33)			$(0.77)
Weighted average shares outstanding - basic	9,216,967			9,216,967
Weighted average shares outstanding - diluted	9,216,967			9,216,967

Cash dividends declared per common share	$0.24			$0.24

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended June 30, 2016

	As Reported	Sale of Real-Time Business		Pro Forma
Revenues:
Product	$41,454	$19,410	(d)	$22,044
Service	19,695	9,732	(d)	9,963
Total revenues	61,149	29,142		32,007

Cost of sales:
Product	17,074	8,560	(d)	8,514
Service	7,819	3,326	(d)	4,493
Total cost of sales	24,893	11,886		13,007
Gross margin	36,256	17,256		19,000

Operating expenses:
Sales and marketing	15,748	5,835	(d)	9,913
Research and development	14,288	3,813	(d)	10,475
General and administrative	8,375	570	(d)	7,805
Gain on sale of product line, net	(4,100)	-		(4,100)
Total operating expenses	34,311	10,218		24,093
Operating income (loss)	1,945	7,038		(5,093)

Interest income	167	(2	)(d)	169
Interest expense	(2)	167	(d)	(169)
Other income (loss), net	703	302	(d)	401
Income (loss) before income taxes	2,813	7,505		(4,692)

Provision (benefit) for income taxes	13,926	501	(d)	13,425
Net income (loss)	$(11,113)	$7,004		$(18,117)

Net income (loss) per share
Basic	$(1.21)			$(1.98)
Diluted	$(1.21)			$(1.98)
Weighted average shares outstanding - basic	9,154,437			9,154,437
Weighted average shares outstanding - diluted	9,154,437			9,154,437

Cash dividends declared per common share	$0.48			$0.48

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

Concurrent Computer Corporation

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended June 30, 2015

	As Reported	Sale of Real-Time Business		Pro Forma
Revenues:
Product	$43,926	$19,470	(d)	$24,456
Service	20,533	9,222	(d)	11,311
Total revenues	64,459	28,692		35,767

Cost of sales:
Product	18,807	9,031	(d)	9,776
Service	9,262	3,507	(d)	5,755
Total cost of sales	28,069	12,538		15,531
Gross margin	36,390	16,154		20,236

Operating expenses:
Sales and marketing	14,530	6,012	(d)	8,518
Research and development	13,588	3,435	(d)	10,153
General and administrative	7,741	613	(d)	7,128
Gain on sale of intangible assets, net	(664)	-		(664)
Total operating expenses	35,195	10,060		25,135
Operating income (loss)	1,195	6,094		(4,899)

Interest income	12	(1	)(d)	13
Interest expense	-	13	(d)	(13)
Other income (loss), net	(618)	(653	)(d)	35
Income (loss) before income taxes	589	5,453		(4,864)

Provision (benefit) for income taxes	778	2,652	(d)	(1,874)
Net income (loss)	$(189)	$2,801		$(2,990)

Net income (loss) per share
Basic	$(0.02)			$(0.33)
Diluted	$(0.02)			$(0.33)
Weighted average shares outstanding - basic	9,067,697			9,067,697
Weighted average shares outstanding - diluted	9,067,697			9,067,697

Cash dividends declared per common share	$0.48			$0.48

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

Concurrent Computer Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations for the years ended June 30, 2015 and 2016 were derived from the historical audited consolidated financial statements for the years ended June 30, 2015 and 2016 included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 and the unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 2016 were derived from the unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q as of and for the three months ended December 31, 2016.

2.	Disposition of Real-Time Business

On May 15, 2017, the Company completed the sale of certain assets primarily related to its “Linux and Real-Time” business (the “Disposition”) to Real Time, Inc. (“Buyer”), a wholly-owned subsidiary of Battery Ventures, for a purchase price of $35.0 million, subject to adjustment based on the level of working capital as of the closing date. Proceeds from the sale are payable to the Company as follows: (1) a $30.2 million payment received by the Company at closing (subject to an adjustment for estimated working capital), (2) a $2.8 million payment to the Company concurrently with the transfer of the equity interests of Concurrent High Performance Solutions Europe and (3) $2.0 million (the “Escrow Amount”) placed in escrow to satisfy the Company’s post-closing indemnity obligations (which amount will be released to the Company on or before May 15, 2018 less any portion of the escrow used to make indemnification or purchase price adjustment payments to the Purchaser). Transaction costs of consisting of investment banking fees, legal, tax, accounting and other professional fees, employee bonuses and other costs are approximately $3.8 million; taxes are estimated at $1.0 million; and the net book value of assets being transferred in the Disposition was $(2.7) million as of December 31, 2016. The resulting gain of approximately $31.8 million will be reflected in the Company’s unaudited condensed consolidated financial statements for the three months ended June 30, 2017.

3.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 reflect the following adjustments:

(a)	Represents the unaudited amounts of Real-Time assets and liabilities which were sold or transferred to the Buyer as if the Disposition had occurred on December 31, 2016.

(b)	Reflects the proceeds received at closing from the Disposition. The sale price of $35.0 million was reduced by (1) $2.8 million to be withheld until after French regulatory approval is obtained, (2) $2.0 million withheld as the Escrow Amount, (3) approximately $1.1 million for a pre-closing adjustment of estimated working capital and (4) approximately $3.8 million for estimated transaction expenses assumed to be paid at closing.

(c)	Reflects the excess of the proceeds identified in (b) above over the net book value of Real-Time net assets sold of $(2.7) million at December 31, 2016, less proceeds from sale for tax liabilities. The Company is in a net operating loss position offset with a full valuation allowance in the U.S. where the predominance of the net assets for the Real-Time business were sold. As a result, the Company expects to utilize its existing net operating losses to offset the gain on sale resulting from the Disposition. No income tax payable was recognized for the Disposition except for projected U.S. federal alternative minimum tax, U.S. state income tax and other jurisdictional transfer taxes are estimated at $1.0 million in the aggregate.

The unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2016 and the years ended June 30, 2015 and 2016 reflect the following adjustments:

(d)	The elimination of operating results of the Real-Time business in the unaudited condensed consolidated statements of operations for the Company for the six months ended December 31, 2016 and the years ended June 30, 2015 and 2016 as if the Disposition had occurred on July 1, 2014. Adjustments to income taxes reflects the estimated income tax expense using the applicable statutory rates of the Company calculated on a jurisdictional basis related to the elimination of operating results of the Real-Time business due to the Disposition. In jurisdictions where we have a full valuation allowance on our deferred tax assets, that rate has been adjusted to zero.